UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
Simpson Manufacturing Co., Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ADDITIONAL INFORMATION REGARDING THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 23, 2020

The following Notice of Change of Location (this “Notice”) relates to the proxy statement (the “Proxy Statement”) of Simpson Manufacturing Co., Inc. (the “Company”), dated March 11, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the Company’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, April 23, 2020. This Notice is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about March 24, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 23, 2020

March 24, 2020

To the Stockholders of Simpson Manufacturing Co., Inc.:

Due to the emerging public health impact of the coronavirus pandemic and to support the health and well-being of our stockholders and other stakeholders, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Simpson Manufacturing Co., Inc. (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Thursday, April 23, 2020 at 2:00 p.m. Pacific Time. In light of public health concerns regarding the coronavirus pandemic, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting in person.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a stockholder as of February 25, 2020, the record date, or hold a legal proxy for the Annual Meeting provided by your bank, broker or other holder of record. To participate in the Annual Meeting at www.virtualshareholdermeeting.com/SSD2020, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board,

Terry Hammons
Secretary

For further information regarding the matters to be acted upon at the Annual Meeting, I urge you to carefully read the Proxy Statement. The Company makes proxy materials available to our stockholders on the Internet. You can access proxy materials at www.proxyvote.com. You also may authorize your proxy via the Internet or by telephone by following the instructions on that website. In order to authorize your proxy via the Internet or by telephone, you must have the control number that appears on the materials sent to you.